EXHIBIT 99.3


                       INDEPENDENT AUDITOR'S REPORT
                       ATLANTIC TELCO JOINT VENTURE
                            DECEMBER 31, 1993

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Freidkin, Matrone & Horn, P.A.
Certified Public Accountants
6163 Executive Boulevard
Rockville, Maryland 20852
(301) 770-3750


                       Independent Auditor's Report

To the Ventureres
Atlantic Telco Joint Venture
Washington, D.C.

We have audited the accompanying balance sheets of Atlantic Telco Joint Venture as of December 31, 1993 and 1992, and the related statements of income, venturers' capital (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Telco Joint Venture as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

FREIDKIN, MATRONE & HORN, P.A.

February 18, 1994